Exhibit 24


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware Corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1995 Stock Option Plan; and

     WHEREAS, each of the undersigned is an officer or both an officer and a director of the Company;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints
W. C. Ferguson, F. V. Salerno and P. M. Ciccone, and each of them severally as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of his offices and capacities as an officer or as both an officer and director of the Company, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1995 Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 20th day of July, 1994.


W. C. Ferguson             F. V. Salerno               P. M. Ciccone
W. C. Ferguson             F. V. Salerno               P. M. Ciccone
Chairman of the Board      Vice Chairman-Finance       Vice President and
and Chief Executive        and Business Development    Comptroller
Officer


State of New York    )
                     )  ss.:
County of Westchester)

     On the 20th day of July, 1994 personally appeared before me,
W. C. Ferguson, F. V. Salerno and P. M. Ciccone, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 20th day of July,1994.

                                         Ina H. Callery
                                         Ina H. Callery
                                   Notary Public, State of New York
                                   No.4834371
                                   Qualified in Westchester County
                                   Commission Expires June 30, 1995

                                                                Exhibit 24



                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware Corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1995 Stock Option Plan; and

     WHEREAS, the undersigned is a director of the Company;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints
W. C. Ferguson, F. V. Salerno and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead as a director of the Company, to execute and file such registration statement, with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1995 Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 21st day of July, 1994.


  R. Bromery                          Elizabeth T. Keenan
   Director                              Director


Ivan Seidenberg                       John Brademas
   Director                              Director


Walter V. Shipley                     Helene L. Kaplan
   Director                              Director


John R. Stafford
   Director


Stanley P. Goldstein
   Director


John J. Creedon
   Director


State of New York)
                      )     ss.:
County of New York)

     On the 21st day of July, 1994, personally appeared before me each of the Directors, all, to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.


     Witness my hand and official seal this 21st day of July, 1994.

                                        Hannelore Koller
                                        Notary Pulic, State of New york
                                        No. 4687105
                                        Qualified in Westchester County
                                        Commission Expires December 31, 1995